Exhibit 99.1

Allied Nevada Purchases Mining Fleet for Hycroft Mine

March 19, 2008, Reno, Nevada- Allied Nevada Gold Corp. (“Allied Nevada,” AMEX and TSX “ANV”) is pleased to announce that it has purchased a used mining fleet for US $13.9 million.

The mining fleet will be used at the Company’s Hycroft open pit mine located near Winnemucca, Nevada. The fleet consists of five 200-ton haul trucks, two 28-yard wheel loaders, two blast hole drills and various pieces of support equipment. The fleet will be disassembled and shipped to the Hycroft Mine site in the near future and is scheduled to begin operating in the second quarter of 2008.

“The purchase of the Hycroft mining fleet moves us another step closer to meeting our goal of achieving gold production in the fourth quarter of 2008. The fleet is in good condition, and we were able to purchase the equipment for a reasonable price despite the competitive heavy equipment market that exists today. We believe that by operating our own mining equipment at the Hycroft Mine that our direct mining costs will be reduced from our original contractor mining cost estimates, which is expected to reduce our overall cost of sales per ounce of gold produced. “ said James “Mike” Doyle, Vice President of Project Development for Allied Nevada.

About Allied Nevada Gold Corp.

Allied Nevada is engaged in the evaluation, acquisition, exploration and development of gold projects. Its present exploration and development properties are located in Nevada. As previously announced, Allied Nevada is proceeding with plans for reactivation of its Hycroft Brimstone Open Pit Mine in Winnemucca, Nevada and is evaluating the oxide and sulfide resource potential at the Hycroft Mine. Allied Nevada also continues to review and pursue plans to advance its advanced exploration properties and other exploration properties.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the purchase of the mining fleet for use at the Hycroft Mine, timing for delivery of the mining fleet to the Hycroft Mine site and for commencement of operations for the fleet at Hycroft, condition of the mining fleet, effects of purchase of the mining fleet on estimates of direct mining costs and on costs of sales per ounce of gold produced at the Hycroft Mine, anticipated timing for the start of gold production at the Hycroft Mine, results of exploration drilling and assay programs currently underway at Hycroft, potential for confirming, upgrading and expanding oxide gold mineralized material at Hycroft, results of evaluation of underlying sulfide mineralization at Hycroft, and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s status as a newly formed independent company and its lack of operating history; risks relating to the planned reactivation of the Hycroft Mine including risks of delays in receipt of reclamation bond approval and delays in completion of construction; availability of outside contractors in connection with Hycroft and other activities; availability and timing of capital for financing the planned reactivation of the Hycroft Mine including uncertainty of being able to raise capital on favorable terms or at all; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; and uncertainties concerning reserve and resource estimates; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”)

including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required under applicable securities laws.

For further information on Allied Nevada, please contact Scott Caldwell or Hal Kirby at (775) 358-4455 or visit the Allied Nevada website at www.alliednevada.com.